Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

NextTrip, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(h); Rule 457(c)	7,000,000	(1)	$4.04	(2)	$28,280,000.00	$0.00015310	$4,329.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts									$4,329.67
	Total Fees Previously Paid									-
	Total Fees Offsets									$2,478.13
	Net Fee Due									$1,851.54	(3)

(1)	Represents 7,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of NextTrip, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2023 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	(3) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Company’s Common Stock, as reported on the Nasdaq Capital Market on July 24, 2025, a date within five business days prior to the filing of the Registration Statement.

(3)	See Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	NextTrip, Inc.	S-1	333-278562	(1)	April 8, 2024		$530.98	Equity	Common Stock and Common Stock Underlying Pre-Funded Warrants		(1)		(1)
	NextTrip, Inc.	S-1	333-278562	(1)	April 8, 2024		$1,697.40	Equity	Common Stock Underlying Common Stock Warrants		(1)		(1)
	NextTrip, Inc.	S-1	333-278562	(1)	April 8, 2024		$118.82	Equity	Common Stock Underlying Underwriter Warrants		(1)		(1)
	NextTrip, Inc.	S-1/A	333-278562	(1)	October 1, 2024		$63.25	Equity	Common Stock and Common Stock Underlying Pre-Funded Warrants		(1)		(1)
	NextTrip, Inc.	S-1/A	333-278562	(1)	October 1, 2024		$63.25	Equity	Common Stock Underlying Common Stock Warrants		(1)		(1)
	NextTrip, Inc.	S-1/A	333-278562	(1)	October 1, 2024		$4.43	Equity	Common Stock Underlying Underwriter Warrants		(1)		(1)

Fee Offset Source	NextTrip, Inc.	S-1	333-278562	(1)		April 8, 2024								$3,513.62
Fee Offset Source	NextTrip, Inc.	S-1/A	333-278562	(1)		October 1, 2024								$130.93

(1)	The Registrant previously paid a registration fee of $3,644.55 in connection with the registration of shares of Common Stock, pre-funded warrants, common stock warrants and underwriter warrants with a proposed maximum aggregate offering price of $23,805,000, all under that Registration Statement on Form S-1 (File No. 333-278562) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on April 8, 2024, as amended on October 1, 2024, in connection with which amendment the Registrant paid an additional registration fee of $130.93, November 12, 2024 and December 16, 2024 (as amended, the “2024 S-1”). The 2024 S-1 was not declared effective, and no securities were sold thereunder. The 2024 S-1 was withdrawn by filing a Form RW with the SEC on April 7, 2025. As a result, after withdrawal of the 2024 S-1, the Registrant had an aggregate of $3,644.55 in unused filing fees previously paid by the Registrant in connection with the 2024 S-1. The Registrant filed a new Registration Statement on Form S-1 with SEC on June 20, 2025 (the “June 2025 S-1”), followed by a first amendment to the June 2025 S-1 on July 29, 2025, for which it offset $1,66.42 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2024 S-1 (as amended), resulting in $2,478.13 in remaining unused fees available to be applied to future filings of the Registrant. In accordance with Rule 457(p) under the Securities Act, the registrant is using $2,478.13 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the 2024 S-1 (as amended) to offset $2,478.13 of the filing fee payable in connection with this Registration Statement; as a result of such offsets, unless the June 2025 S-1 is withdrawn or certain of the fees paid in connection therewith are not used in connection therewith, the Registrant will not have any remaining unused filing fees available to be applied to future filings of the Registrant.